RESTATED CERTIFICATE OF INCORPORATION

OF
CTI Diversified Holdings, Inc.

It is hereby certified that:

1. (a) The present name of the corporation (hereinafter called the "corporation") is CTI Diversified Holdings, Inc.

    (b) The name under which the corporation was originally incorporated was Unique Bagel Co., Inc., and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware was August 11, 1998. .

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Articles First to Eleventh inclusive thereof (all Articles) and by substituting in lieu thereof the Restated Articles First to Fourteenth inclusive which are set forth in the Restated Certificate of Incorporation.

3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby amended, restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of WESCORP ENERGY INC

4. The amendments and the Restatement of the Certificate of Incorporation herein certified have been duly adopted by the stockholders by written consent in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

5. The effective time of the corrected restated certificate of incorporation and of the amendment[s] herein certified shall be the filing date.

6. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

Restated
Certificate of Incorporation
of
WESCORP ENERGY INC.

          First. The name of the Corporation is WESCORP ENERGY INC.

          Second. The address of the Corporation's registered office in Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company

          Third. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware

          Fourth. The Corporation shall have authority to issue 250,000,000 shares of common stock having a par value of point zero-zero-zero-one dollars ($.0001) per share, and 50,000,000 shares of preferred stock having a par value of point zero-zero-zero-one dollars ($.0001) per share. Preferred shares may be issued in series and shall have such voting powers or no voting powers, rights, limitations, being subject to limitations and provisions contained in subsequent or previous classes and series, conversion rights, other rights, preferences, designations and other characteristics as may from time to time be set forth in a designation set forth as to all preferred shares, a class or series thereof, which may be derived by formula or otherwise determined by facts outside the resolution by resolution of the Board of Directors and duly filed as provided by law. Consideration received for such shares shall be solely at the discretion of the Board of Directors. There shall be no preferential rights or cumulative voting rights. The authorized shares of a class or series of stock may be increased or decreased without the approval of the shares of said class or series but not below those issued allowing for any combination or dividend thereof.

          Fifth. The Board of Directors is authorized to adopt, amend or repeal the By Laws of the Corporation.

          Sixth. The Stockholders and Directors may hold their meetings and maintain books and records within or without the State of Delaware, and within or without the United States of America as may be determined by the Board of Directors or the Bylaws. Directors and Shareholders meetings may be by electronic means or in any manner permitted by law, or in any foreign jurisdiction. Directors and shareholders may be of any nationality. Directors and Shareholders meetings may be held by consent to the maximum extent permitted by law.

          Seventh. The Corporation shall have perpetual existence.

          Eighth. There shall be at least one Director and such additional directors as may be set forth in the Bylaws of by resolution of the Board. The business and affairs of the Corporation shall be managed or under direction of the Board of Directors. Election of directors need not be by written ballot. Whether or not stated herein, the Directors shall have the maximum authority to act as may be permitted by Delaware law.

          Ninth. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          Tenth. No contract or transaction between this Corporation and any person, firm, association, or corporation and no act of this Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested directly or indirectly, in such contract, transaction or act, or are related to or interested in, as a director, stockholder, officer, employee, member or otherwise, such person, firm, association or corporation. Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and may vote thereat with respect to such contract, transaction or act with like force and effect as if he were not so interested or related. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the Corporation or to any stockholder or creditor thereof for any loss incurred by this Corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

          Eleventh. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorney fees), judgments, fines (including excise taxes assessed a person with respect to an employee benefit plan) and amounts paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

          Twelfth. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of title 8 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation, as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

          Thirteenth. The provisions of Section 203 of the Delaware Code shall not apply to this Corporation.

          Fourteenth. The Corporation reserves the right to amend any article hereof or any bylaw and any rights hereunder or thereunder conferred to shareholders are subject to this right.

This Certificate is duly executed and signed on this 10th day of February, 2004.

"John Anderson"
John Anderson, President, and authorized Officer
For execution of Documents in Delaware